UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2020

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Enstar Group Limited (the “Company”), and certain of its subsidiaries, as borrowers and as guarantors, are party to a five year revolving credit agreement dated August 16, 2018, most recently amended on December 19, 2018 (the "Credit Agreement") pursuant to which the Company is permitted to borrow up to an aggregate of $600 million (the “Facility”) from time to time.
On March 31, 2020, the Company drew $150.0 million under the Facility, the proceeds of which were used to finance the Company's collateral and capital requirements relating to the transaction described below in Item 8.01 of this Current Report on Form 8-K. Following the drawdown, the Company has an aggregate amount outstanding under the Facility of $350.0 million, which includes a prior drawdown of $200.0 million on March 17, 2020 that the Company made to maximize financial flexibility in light of the uncertainty surrounding the impact of the coronavirus (COVID-19) pandemic.
A description of the material terms of the Credit Agreement is included in the Company's Current Report on Form 8-K filed with the SEC on August 21, 2018 and is incorporated herein by reference, and such description is qualified in its entirety by the full text of the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the Form 8-K, as amended by the First Amendment to the Credit Agreement filed as Exhibit 10.38 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018.
Item 8.01. Other Events.
On March 31, 2020, the Company announced that it's wholly-owned U.S. subsidiary, Clarendon National Insurance Company ("Clarendon"), has entered into a novation agreement with affiliates of Lyft, Inc. (“Lyft”) and certain underwriting companies of Zurich North America (“Zurich”). Pursuant to the novation agreement, Clarendon will reinsure legacy automobile business underwritten by Zurich between October 1, 2015 and September 30, 2018 and reinsured by Lyft’s wholly owned subsidiary, Pacific Valley Insurance Company ("PVIC") for consideration of $465 million. Under a separate agreement, PVIC will provide retrocessional coverage to Clarendon for losses in excess of an $816 million limit.
The transaction, which has a March 31, 2020 effective date, is expected to be completed in April 2020, subject to various closing conditions. The Company expects to finance its collateral and capital requirements relating to the transaction through consideration received and the draw on the Facility described above.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, Enstar may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to, the failure to satisfy closing conditions, for example, due to uncertainty in the financial markets in the wake of the COVID-19 pandemic. Other important risk factors regarding the Company may be found under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and are incorporated herein by reference. Furthermore, the Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

March 31, 2020	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer